EXHIBIT 10.5

[GRAPHIC OMITTED]
GE Healthcare Financial Services                   Financial Covenants Agreement
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This Financial Covenants Agreement (the "Agreement") is entered into among The
Sagemark Companies LTD., ("Lessee") and General Electric Capital Corporation ("Lessor") with offices at 20225 Watertower Boulevard, Suite 300, Brookfield, Wisconsin 53045. Lessee and Lessor have entered into, or are about to enter into a lease or security agreement (the "Financing Agreement") whereby Lessor has acquired or will acquire an ownership or security interest in certain equipment or other property (the "Collateral") as further described in the Financing Agreement or in schedules thereto. To induce Lessor to enter into the Financing Agreement and extend a loan, lease, or other financial accommodation to Lessee against such ownership or security interest in the Collateral and for other valuable consideration, Lessee hereby agrees with Lessor as follows:


Maximum Debt to Tangible Net Worth
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Lessee, at all times, will not permit the ratio of Debt to Tangible Net Worth exceed those ratios set forth in the table below:

3.0:1.0 for months 1 to 12
3.0:1.0 for months 13 to 24
3:0:1.0 thereafter

          "Debt" shall mean, at any date, Lessee's total liabilities as determined in accordance with generally accepted accounting principles in the United States of America, in effect from time to time, consistently applied and maintained ("GAAP")

          "Tangible Net Worth" shall mean, with respect to Lessee at any date, owner's equity less goodwill, non-compete agreements, organization costs, and any other assets of Lessee that would be treated as intangible assets on Lessee's consolidated balance sheet prepared in accordance with GAAP.


Minimum Cash Balance
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Lessee, at all times, will maintain a minimum cash balance of no less than Five
Hundred Thousand and 00/100 US Dollars ($500,000) on Lessee's balance sheet.

This agreement is executed in connection with the Financing Agreement. A failure by Lessee to comply with the terms and provisions of this Agreement shall, at Lessor's option, constitute a default under the Financing Agreement, and upon the occurrence of such default, Lessor may exercise any and all remedies available to Lessor under the Financing Agreement or otherwise.

Dated this 6th day of March, 2006


Lessor:                                     Lessee:

General Electric Capital Corporation        The Sagemark Companies LTD.

By: ________________________________        By: /s/ THEODORE B. SHAPIRO

Name: ______________________________        Name: Theodore B. Shapiro

Title:  Duly Authorized Signatory           Title: President and Chief Executive
                                                   Officer

                                                                  (Rev. 5/20/05)